EXHIBIT 10.14

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT, dated as of the 1st day of January, 2000 (the "AGREEMENT"), is by and between USA DIGITAL, INC., a Nevada corporation (the "COMPANY"), and KENNETH D. ALLEN, an individual (the "EMPLOYEE").

                                   WITNESSETH:

         WHEREAS, the Company is presently engaged in the telecommunications industry;

         WHEREAS, Employee has extensive experience in this area;

         WHEREAS, the Company wishes to employ Employee for the period provided in this Agreement and Employee is willing to serve in the employ of the Company for such period upon the terms and conditions hereinafter set forth.

         NOW  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained, the parties, intending to be legally bound, hereby agree as follows:

1.       EMPLOYMENT

         The Company hereby employs Employee upon the terms and conditions herein contained, and Employee hereby accepts such employment for the term described below. Employee is and shall be employed in the capacity of the Company's Vice President of Operations, and Employee's initial responsibilities shall include managing the network and switching operations and the management information systems of the Company and its subsidiaries during the term of this Agreement and Employee shall have such other duties, responsibilities and authority as are assigned to him by the President or the Board of Directors of the Company.

         Throughout the term of this Agreement, Employee shall devote his best efforts and substantially all of his business time and services to the business and affairs of the Company.

2.       TERM OF AGREEMENT

         The initial term of employment under this Agreement shall be for a period of three (3) years beginning on January 1, 2000 (the "EFFECTIVE DATE"). After the expiration of such initial employment period, the term of Employee's employment hereunder shall automatically be extended without further action by the parties for successive one (1) year renewal terms, provided that if either party gives the other party at least thirty (30) days' advance written notice of his or its intention to not renew this Agreement for an additional term, the Agreement shall terminate upon the expiration of the then current term.

         Notwithstanding the foregoing, the Company shall be entitled to terminate this Agreement immediately, subject to a continuing obligation to make any payments required under Section 5 below, if Employee: (i) becomes disabled as described in Section 5(b), (ii) is terminated for Cause, as defined in Section 5(c), or (iii) voluntarily terminates his employment before the current term of this Agreement expires, as described in Section 5(d).

3.       SALARY

         During the term of this Agreement, for all services rendered hereunder, Employee shall receive a base salary ("BASE SALARY") at a rate of not less than Eighty-Four Thousand and No/100 Dollars ($84,000.00) per annum. The Base Salary shall be payable in equal installments in accordance with the Company's payroll practices but not less than once per month. The Compensation Committee of the Board shall consult with the President and review this base salary at annual intervals, and may adjust Employee's annual base salary upward from time to time if the Committee deems such adjustment to be appropriate.

4.       ADDITIONAL COMPENSATION AND BENEFITS

         Employee shall receive the following additional compensation and welfare and fringe benefits:

         (A) MEDICAL INSURANCE. The Company shall provide Employee with health insurance coverage no less favorable than that from time to time made available to other key employees.

         (B) BUSINESS EXPENSES. The Company shall reimburse Employee for all reasonable expenses he incurs in promoting the Company's business, including expenses for travel, entertainment of business associates and similar items, upon presentation by Employee from time to time of an itemized account of such expenditures.

         (C) CAR ALLOWANCE. Employee shall be entitled to receive a monthly car allowance in the amount of Five Hundred Dollars ($500.00).

         (D) CELLULAR TELEPHONE. The Company shall reimburse Employee for all reasonable cellular telephone expenses he incurs in conducting the Company's business, including charges for a monthly cellular telephone service, charges for telephone calls, and repair and maintenance expenses, upon presentation by Employee from time to time of an itemized account of such expenditures.

         In addition to the benefits provided pursuant to the preceding paragraphs of this Section 4, Employee shall be eligible to participate in such other Employee compensation and retirement plans of the Company as are applicable generally to other officers, and in such welfare benefit plans, programs, practices and policies of the Company as are generally applicable to other key employees.



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

5.       PAYMENTS UPON TERMINATION

         (A) INVOLUNTARY TERMINATION. If Employee's employment is terminated by the Company during the term of this Agreement, Employee shall be entitled to receive his base salary accrued through the date of termination. Employee shall also receive any nonforfeitable benefits already earned and payable to him under the terms of any deferred compensation, incentive or other benefit plan maintained by the Company, payable in accordance with the terms of the applicable plan.

         If the  termination  is not for death,  failure to renew as provided in
Section 2,  disability as described in Section  5(b),  for Cause as described in
Section 5(c) or a voluntary termination by Employee as described in Section 5(d), the Company shall also be obligated to pay to Employee an amount equal to an aggregate of all salary payments which would otherwise be due Employee for the months remaining in the then current term of this Agreement. Any such payment shall, at the option of the Company, be made either in equal bi-monthly installments over the remaining term of this Agreement, or in a lump sum cash payment on the date of termination.

         (B) DISABILITY. The Company shall be entitled to terminate this Agreement if the Board determines that Employee has been unable to attend to his duties for at least ninety (90) days because of a medically diagnosable physical or mental condition. Upon such termination, the Company shall pay to Employee a monthly disability benefit equal to one-twenty-fourth (1/24th) of his current annual base salary at the time he became permanently disabled. Payment of such disability benefit shall commence on the last day of the month following the date of the termination by reason of permanent disability and cease with the earliest of: (i) the month in which Employee returns to active employment, either with the Company or otherwise, (ii) the end of the initial term of this Agreement, or the current renewal term, as the case may be, or (iii) the twelfth month after the date of the termination. Any amounts payable under this Section 5(b) shall be reduced by any amounts paid to Employee under any long-term disability plan or other disability program or insurance policies maintained or provided by the Company.

         (C) TERMINATION FOR CAUSE. If Employee's employment is terminated by the Company for Cause, the amount Employee shall be entitled to receive from the Company shall be limited to his base salary accrued through the date of termination, and any nonforfeitable benefits already earned and payable to Employee under the terms of deferred compensation or incentive plans maintained by the Company. For purposes of this Agreement, the term "CAUSE" shall be limited to: (i) any action by Employee involving willful disloyalty to the Company, such as embezzlement, fraud, misappropriation of corporate assets or a breach of the covenants set forth in Sections 8 or 9 hereof; (ii) Employee being convicted of a felony; (iii) Employee being convicted of any lesser crime or offense committed in connection with the performance of his duties hereunder or involving moral turpitude; or (iv) the intentional and willful failure by Employee to substantially perform his duties hereunder as directed by the Board (other than any such failure resulting from Employee's incapacity due to physical or mental disability); provided that in the event of a termination for Cause under this Section 5(c)(iv), Employee shall have a period of thirty (30) days in which to cure such breach after receiving notice from the Company specifying in reasonable detail the nature of such breach.

         (D) VOLUNTARY TERMINATION BY EMPLOYEE. If Employee resigns or otherwise voluntarily terminates his employment before the end of the current term of this Agreement, the amount Employee shall be entitled to receive from the Company shall be limited to his base salary accrued through the date of termination, and any nonforfeitable benefits already earned and payable to Employee under the terms of any deferred compensation or incentive plans of the Company. For purposes of this Section, a resignation by Employee shall not be deemed to be voluntary if Employee resigns during the period of three (3) months after the date he is: (i) assigned to a position of lesser rank (other than for Cause, or by reason of permanent disability), or (ii) assigned duties materially inconsistent with such position.

6.       DEATH

         If Employee dies during the term of this Agreement, the Company shall pay to Employee's estate a lump sum payment equal to the sum of Employee's base salary accrued through the date of death plus the total unpaid amount of any bonuses earned with respect to the fiscal year of the Company most recently ended. In addition, the death benefits payable by reason of Employee's death under any retirement, deferred compensation or other employee benefit plan maintained by the Company shall be paid to the beneficiary designated by Employee in accordance with the terms of the applicable plan or plans.

7.       WITHHOLDING

          The Company shall, to the extent permitted by law, have the right to withhold and deduct from any payment hereunder any federal, state or local taxes of any kind required by law to be withheld with respect to any such payment.

8.       PROTECTION OF CONFIDENTIAL INFORMATION

         Employee agrees that, both during the term of this Agreement and thereafter, he will keep all confidential and proprietary information of the Company or relating to its business (including, but not limited to, information regarding the Company's customers, pricing policies, methods of operation, proprietary computer programs and trade secrets) confidential, and that he will not (except with the Company's prior written consent), while in the employ of the Company or thereafter, disclose any such confidential information to any person, firm, corporation, association or other entity, other than in furtherance of his duties hereunder, and then only to those with a "need to know." Employee shall not make use of any such confidential information for his own purposes or for the benefit of any person, firm, corporation, association or other entity (except the Company) under any circumstances during or after the term of his employment. The foregoing shall not apply to any information which is already in the public domain, or is generally disclosed by the Company or is otherwise in the public domain at the time of disclosure.

         Employee recognizes that because his work for the Company will bring him into contact with confidential and proprietary information of the Company, the restrictions of this Section 8 are required for the reasonable protection of the Company and its investments and for the Company's reliance on and confidence in Employee. For purposes of this Section 8, the term "Company" means the Company, any of the Company's subsidiary corporations and its other affiliated entities.

9.       COVENANT NOT TO COMPETE; NON SOLICITATION

         Employee hereby agrees that he will not, either during the Employment Term or during the period of one (1) year from the time Employee's employment under this Agreement is terminated, engage in any business activities on behalf of any enterprise which competes with the Company in the telecommunications business. Employee will be deemed to be engaged in such competitive business activities if he participates in such a business enterprise as an employee, officer, director, consultant, agent, partner, proprietor, or other participant; provided that the ownership of no more than two percent (2%) of the stock of a publicly traded corporation engaged in a competitive business, shall not be deemed to be engaging in competitive business activities.

         Employee agrees that he shall not, for a period of one (1) year from the time his employment under this Agreement ceases (for whatever reason), or, if later, during any period in which he is receiving monthly severance payments under Section 5 of this Agreement:

         (a) solicit any employee or full-time consultant of the Company for the purposes of hiring or retaining such employee or consultant, or

         (b) contact any present or prospective client of the Company to solicit such a person to enter into any business transaction, other than with the Company or with one of the Company's affiliates.

For this purpose, Employee shall be considered to be receiving monthly severance payments under Section 5 of this Agreement during any period for which he would be entitled to receive such severance payments.

10.      INJUNCTIVE RELIEF

         Employee acknowledges and agrees that it would be difficult to fully compensate the Company for damages resulting from the breach or threatened breach of the covenants set forth in Sections 8 and 9 of this Agreement and accordingly agrees that the Company shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions in any action or proceeding instituted in the Circuit Court of Hillsborough County, Florida, or in any court in the State of Florida having subject matter jurisdiction, and the Company shall not be required to post a bond in order to receive such relief. This provision with respect to injunctive relief shall not, however, diminish the Company's right to claim and recover damages.

         It is expressly understood and agreed that although the parties consider the restrictions contained in this Agreement to be reasonable, if a court determines that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction on the activities of Employee, no such provision of this Agreement shall be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such extent as such court may judicially determine or indicate to be reasonable.

11.      SEPARABILITY

         If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

12.      ASSIGNMENT

         This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of Employee and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by Employee.

13.      ENTIRE AGREEMENT

         This Agreement represents the entire agreement of the parties and shall supersede any and all previous or contemporaneous contracts, arrangements or understandings between the Company and Employee. The Agreement may not be modified or amended other than by mutual written agreement of the parties hereto.

14.      GOVERNING LAW

         This Agreement shall be construed, interpreted, and governed in accordance with the laws of the State of Florida.


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

15.      COUNTERPARTS

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same Agreement.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed, and Employee has hereunto set his hand, as of the day and year first above written.


Attest:                              USA DIGITAL, INC.


                                     By: /s/ Mark D. Cobb
------------------------------           ---------------------------------------
Secretary                                Mark D. Cobb, Its President


Witness:                                 EMPLOYEE:

                                         /s/ Kenneth D. Allen
------------------------------           ---------------------------------------
                                         Kenneth D. Allen